UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 2, 2010
Date of Report (Date of Earliest Event Reported)

Hutchinson Technology Incorporated
(Exact name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota, 55350
(Address of principal executive offices)

(320) 587-3797
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 2, 2010, the Board of Directors of Hutchinson Technology Incorporated (the "Company") increased the number of directors constituting the Board from nine directors to ten directors by resolution as permitted by the Company's Restated By-Laws. Immediately thereafter, the Board elected Martha Goldberg Aronson to serve as a director of the Company, filling the newly created vacancy.

The Board of Directors also appointed Ms. Goldberg Aronson to serve on its Compensation and Competitive Excellence Committees. Ms. Goldberg Aronson will receive the Company's standard non-employee director compensation, the terms of which have been disclosed previously.

A copy of the press release announcing Ms. Goldberg Aronson's election to the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated June 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hutchinson Technology Incorporated

Date: June 3, 2010	/s/ WAYNE M. FORTUN
Wayne M. Fortun
President and Chief Executive Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
99.1	Press Release dated June 3, 2010	Furnished Electronically